Exhibit 10.10

GUARANTEE AGREEMENT

GUARANTEE AGREEMENT, dated as of February 2, 2005 (this “Guarantee Agreement”), by and between Neptune Management Corp., a California corporation ("Guarantor"), and Brooklyn Holdings, LLC, a Nevus limited liability company (the “Secured Party”), pursuant to the terms of a Loan Agreement (the “Loan Agreement”) dated as of February 2, 2005, by and between The Neptune Society, Inc., a Florida corporation (the “Debtor”) and the Secured Party.

WHEREAS:

A.  The Guarantor is a wholly owned subsidiary of Neptune Society of America, Inc., a California corporation, which is in turn a wholly owned subsidiary of the Debtor.

B.  As a condition precedent to the Secured Party entering into the Loan Agreement and advancing funds pursuant to the promissory note issued under the Loan Agreement (the “Note”), the Guarantor is required to execute and deliver this Guarantee.

C.  The Guarantor has duly authorized the execution, delivery, and performance of this Guarantee.

D.  It is in the best interests of the Guarantor to execute this Guarantee, inasmuch as the Guarantor will derive substantial direct and indirect benefits from the Loan Agreement.

NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, receipt of which is hereby acknowledged, Guarantor does hereby covenant and agree as follows:

1.

Guarantor hereby absolutely, unconditionally, and continually guarantees to the Secured Party, under and pursuant to the terms of the Loan Agreement and the Note, the due and punctual payment in full, in lawful money of the United States, of all payments of principal and interest, and payments of any and all sums which may at any time be or become due and payable under the Loan Agreement and the Note (all of such payments being hereinafter collectively referred to as the "Obligations"), at their stated due dates or when otherwise due (whether by acceleration or otherwise), and the full, punctual, and faithful performance of all other agreements, covenants and obligations contained in the Loan Agreement and the Note or incorporated therein by reference; provided, however, that the Guarantor shall be liable under this Guarantee for the maximum amount of such liability that can be hereby incurred without rendering this Guarantee, as it relates to the Guarantor, voidable under applicable law relating to fraudulent conveyance or fraudulent transfer, and not for any greater amount.  This Guarantee constitutes a guarantee of payment when due and not of collection, and the Guarantor specifically agrees that it shall not be necessary or required that the Secured Party exercise any right, assert any claim or demand, or enforce any remedy whatsoever against the Debtor (or any other person) before or as a condition to the obligations of the Guarantor hereunder.

2.

The liability of the Guarantor under this Guarantee shall be absolute, unconditional, and irrevocable irrespective of:

(a)

any lack of validity, legality, or enforceability of the Loan Agreement or the Note;

(b)

the failure of the Secured Party

(i)

to assert any claim or demand or to enforce any right or remedy against the Debtor or any other person (including any other guarantor) under the provisions of the Loan Agreement, the Note, any security documents entered into pursuant thereto, or otherwise, or

(ii)

to exercise any right or remedy against any other guarantor of, or collateral securing, any of the Obligations;

(c)

any change in the time, manner or place of payment of, or in any other term of, all or any of the Obligations, or any other extension, compromise, or renewal of any Obligation;

(d)

any reduction, limitation, impairment, or termination of the Obligations for any reason, including any claim of waiver, release, surrender, alteration, or compromise, and shall not be subject to (and the Guarantor hereby waives any right to or claim of) any defense or setoff, counterclaim, recoupment or termination whatsoever by reason of the invalidity, illegality, nongenuineness, irregularity, compromise, unenforceability of, or any other event or occurrence affecting, the Obligations or otherwise;

(e)

any amendment to, rescission, waiver, or other modification of, or any consent to departure from, any of the terms of the Loan Agreement and the Note;

(f)

any exchange, release, or non-perfection of any collateral, or any amendment to or waiver or release of, or consent to departure from, any other Guarantee, held by the Secured Party securing any of the Obligations; or

(g)

any other circumstance which might otherwise constitute a defense available to, or a legal or equitable discharge of, the Debtor, any surety, or any guarantor.

3.

Guarantor hereby waives diligence, presentment, demand of payment, filing of claims with a court in the event of merger or bankruptcy of the Debtor, any right to require a proceeding first against the Debtor or any other person, protest, notice of default in the payment of any sum payable by Debtor under the Loan Agreement and the Note, notice of any other default, breach or nonperformance of any agreement, covenant or obligation of the Debtor under the Loan Agreement and the Note, notice and all demands whatsoever, with respect to the Loan Agreement and the Note or any indebtedness evidenced thereby.

4.

Guarantor hereby expressly waives notice from the Secured Party of its acceptance of and reliance on this Guarantee.  Guarantor agrees to pay all costs, expenses, and fees, including all attorneys' fees and expenses, which may be incurred by the Secured Party in enforcing or attempting to enforce this Guarantee following any default on the part of Guarantor hereunder, whether the same shall be enforced by suit or otherwise.

5.

Until such time as this Guarantee shall have been discontinued and all debts and liabilities of the Debtor to the Secured Party shall have been paid in full and all obligations of the Guarantor hereunder shall have been performed in full, no payment made by or for the account of the Guarantor pursuant to this Guarantee shall entitle the Guarantor by subrogation or otherwise to any payment by the Debtor or from or out of any property of the Debtor and the undersigned shall not exercise any right or remedy against the Debtor or any property of the Debtor by reason of any performance by the Guarantor of this Guarantee.

6.

The Guarantor hereby represents and warrants to the Secured Party as follows:

(a)

the Guarantor is a corporation duly incorporated and validly existing under the laws of the State of California and has all requisite power and authority to conduct its business, to own its properties, and to execute and deliver and perform all of its obligations under this Guarantee Agreement;

(b)

the execution, delivery and performance of this Guarantee Agreement have been duly authorized by all necessary corporate action of the Guarantor and do not and will not (i) violate any provision of its charter or by-laws or (ii) violate any material provision of any law or regulation that would make this Guarantee Agreement invalid or unenforceable;

(c)

this Guaranty Agreement constitutes the valid and binding obligation of the Guarantor enforceable in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency or any other similar laws relating to the enforcement of the rights of creditors generally to the extent such laws apply to the Guarantor and except that equitable remedies may be granted only in the discretion of a court of competent jurisdiction; and

(d)

the execution and delivery of this Guarantee Agreement to the Secured Party will substantially directly and indirectly benefit Guarantor.

7.

No amendment, release or modification of the provisions of this Guarantee shall be established by conduct, custom or course of dealing, but solely by an instrument in writing duly executed by the Secured Party and Guarantor.  No delay or omission by the Secured Party to exercise any right under this Guarantee shall impair any such right, nor shall it be construed to be a waiver thereof.

8.

The obligations of Guarantor under this Guarantee shall not be altered, limited, or affected by any proceeding, voluntary or involuntary, involving the bankruptcy, insolvency, receivership, reorganization, liquidation, or arrangement of Debtor or by any defense which Debtor may have by reason of the order, decree, or decision of any court or administrative body resulting from any such proceeding.  Guarantor agrees that any interest on Obligations which accrues after the commencement of any such proceeding (or which would have accrued had such proceedings not been commenced) shall be included in the Obligations.

9.

In the event that (a) the Guarantor shall file a petition to take advantage of any insolvency statute; (b) the Guarantor shall commence or suffer to exist a proceeding for the appointment of a receiver, trustee, liquidator or conservator of itself or of the whole or substantially all of its property; (c) the Guarantor shall file a petition or answer seeking reorganization or arrangement or similar relief under the Federal bankruptcy laws or any other applicable law or statute of the United States of America or any state or similar law of any other country; (d) a court of competent jurisdiction shall enter an order, judgment or decree appointing a custodian, receiver, trustee, liquidator or conservator of the Guarantor or of the whole or substantially all of its properties, or approve a petition filed against the Guarantor seeking reorganization or arrangement or similar relief under the Federal bankruptcy laws or any other applicable law or statute of the United States of America or any state or similar law of any other country, or if, under the provisions of any other law for the relief or aid of debtors, a court of competent jurisdiction shall assume custody or control of the Guarantor or of the whole or substantially all of its properties and such order, judgment, decree, approval or assumption remains unstayed or undismissed for a period of sixty (60) consecutive days; (e) there is commenced against the Guarantor any proceeding or petition seeking reorganization, arrangement or similar relief under the Federal bankruptcy laws or any other applicable law or statute of the United States of America or any state, which proceeding or petition remains unstayed or undismissed for a period of sixty (60) consecutive days; (f) there shall occur and be continuing a Default Event under the Loan Agreement; (g) any default shall occur in the payment of amounts due hereunder; or (h) any other default in compliance with the terms hereof shall occur which remains uncured or unwaived for a period of thirty (30) days after the earlier of the date notice of such default is received by an officer of the Guarantor or the date an officer of the Guarantor otherwise has knowledge of such default (each of the foregoing an "Event of Default"), then and without notice thereof or demand therefor, so long as such Event of Default shall be continuing, the Obligations shall immediately become due and payable.

10.

This Guarantee shall be binding upon the Guarantor, its successors, transferees, and assigns, and shall inure to the benefit of the Secured Party and its successors, transferees and assigns.

11.

All notices required or permitted hereunder shall be in writing and shall be deemed effectively given: (i) upon personal delivery to the party to be notified; (ii) when sent by confirmed telex or facsimile if sent during normal business hours of the recipient, if not, then on the next business day; (iii) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid; or (iv) one (1) business day after deposit with a nationally recognized overnight courier, special next day delivery, with verification of receipt. All communications shall be sent:

to the Guarantor at:

Neptune Management Corp.

4312 Woodman Avenue, Third Floor

Sherman Oaks, CA 91423

facsimile (818) 953-9844

Attention:  Chief Financial Officer

with a copy to:

Dorsey & Whitney, LLP

1420 Fifth Avenue, Suite 3400

Seattle, WA  98101

facsimile :  (206) 903-8820

Attention:  Kenneth Sam

to Secured Party, at:

Brooklyn Holdings LLC

c/o Morning Star Holdings Limited

Hunkins Plaza, Main Street

P.O. Box 556

Charlestown, Nevis, West Indies

with a copy to:

Brent Lokash Law Corporation

17th Floor, 808 Nelson Street

Vancouver, B.C. V6Z 2H2

facsimile: (604) 681-3209

Attention: Brent Lokash

or at such other address as the Guarantor or Secured Party may designate by ten (10) days advance written notice to the other parties hereto.

12.

No failure on the part of the Secured Party to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right.  The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

13.

Any provision of this Guarantee which is prohibited or unenforceable in any jurisdiction shall, as to such provision and such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions of this Guarantee or affecting the validity or enforceability of such provision in any other jurisdiction.

14.

This Guarantee shall be governed by and shall be construed and enforced in accordance with the laws of the State of New York, without regard to its conflict of laws principle.

IN WITNESS WHEREOF, the parties hereto have executed this Guarantee on the date first set forth above.

NEPTUNE MANAGEMENT CORP.

By:
Name: Title:

BROOKLYN HOLDINGS, LLC:

By:
Name: Title: